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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement of
Washington Mutual, Inc. on Form S-4 dated March 11, 1997, of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1996, and to the reference to Deloitte & Touche LLP under the heading experts in the prospectus which is part of this registration statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
March 11, 1997